CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 42 to Registration Statement No. 2-78047 on Form N-1A of our report dated February 23, 2010 relating to the financial statements and financial highlights of Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund, and Wright International Blue Chip Equities Fund, together comprising The Wright Managed Equity Trust, appearing in the Annual Report on Form N-CSR of The Wright Managed Equity Trust, for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 28, 2011